UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 27, 2015
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Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	I.R.S. Employer Identification No.

001-31303	BLACK HILLS CORPORATION (A South Dakota Corporation) 625 Ninth Street Rapid City, South Dakota 57701 Telephone 605.721.1700	46-0458824
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2015, Warren L. Robinson informed the Governance Committee of the Board of Directors that he will resign from the Board of Directors, effective with the Annual Meeting of Shareholders on April 28, 2015, due to personal health-related reasons and not as a result of any disagreement with the Company, the Board or management. Mr. Robinson also serves as Chair of the Audit Committee. The Board of Directors appointed Steven R. Mills, a current member of the Audit Committee, to be Chair of the Audit Committee, to be effective with Mr. Robinson’s resignation from the Board.

On January 28, 2015, the Board of Directors elected Linda K. Massman to the Board as a Director in Class III to serve until the 2015 Annual Meeting of Shareholders and will be a nominee for election at the 2015 Annual Meeting of Shareholders. Ms. Massman will serve on the Compensation Committee.

The Board of Directors also temporarily increased the size of the Board from 10 to 11 directors until the effective date of Mr. Robinson’s resignation to allow for a smooth transition in directors.

The press release is attached as Exhibit 99 to this Form 8-K.

Item 9.01      Financial Statements and Exhibits
(d)    Exhibits
99    Press release dated January 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION, Registrant

By:/s/ Richard W. Kinzley
Richard W. Kinzley
Senior Vice President
and Chief Financial Officer
Date:January 29, 2015